Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-126565, 333-84352 and 033-65183) pertaining to The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees for our report dated June 13, 2023 with respect to the financial statements and schedule of The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2022.

/s/ Bober, Markey, Fedorovich & Company

Akron, Ohio

June 13, 2023